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                                                                     EXHIBIT 4.6

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      This First Amendment to Registration Rights Agreement (this "First Amendment") dated as of July 13, 2005, by and between American Commercial Lines Inc., a Delaware corporation (the "Company") and HY I Investments, L.L.C., a Delaware limited liability company ("HY I").

                                   WITNESSETH

      WHEREAS, the Company and HY I are parties to that certain Registration Rights Agreement dated as of January 12, 2005 (the "Registration Rights Agreement");

      WHEREAS, the Company is considering offering shares of its authorized common stock, par value $0.01 per share ("Company Common Stock"), to the public (the "Public Offering"), and HY I desires to participate in such Public Offering as a selling stockholder; and

      WHEREAS, it is contemplated that HY I will enter into a definitive agreement (the "Lock-Up Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (collectively, the "Underwriters") that imposes certain restrictions on HY I with respect to its shares of Company Common Stock during the period specified in the Lock-Up Agreement (the "Lock-Up Period").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Waiver of Demand Registration Right During Lock-Up Period. HY I agrees that it shall not request that the Company effect the registration under the Securities Act of any of its Registrable Securities pursuant to Section 2.1 of the Registration Rights Agreement during the Lock-Up Period.

      2. Piggyback Registrations. HY I agrees that no further notice is required from the Company pursuant to the Registration Rights Agreement in connection with the Public Offering. Notwithstanding Section 3.1 of the Registration Rights Agreement, HY I will participate in the Public Offering only to the extent and as agreed upon by the Company, the Underwriters and HY I. Such participation shall be pursuant to Section 3.1 of the Registration Rights Agreement and shall be subject to the terms of such agreement, as amended hereby.

      3. Shelf Registration Filing. Notwithstanding Section 4.1 of the Registration Rights Agreement, the Company will not be obligated to file any Shelf Registration Statement before the later of (i) 30 days following the written request of HY I to the Company to such effect and (ii) the expiration of the Lock-Up Period.

      4. Effect of Amendment; Entire Agreement. The Registration Rights Agreement shall remain in full force and effect, as amended hereby. This First Amendment embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein.

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      5. Governing Law; Jurisdiction. THIS FIRST AMENDMENT SHALL BE GOVERNED
EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      6. Counterparts and Facsimile Execution. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall together constitute one and the same instrument. This First Amendment may be executed by facsimile signatures.

      Any capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first above provided.

                                  AMERICAN COMMERCIAL LINES INC.

                                  By: /s/ Lisa L. Fleming
                                     ------------------------------------
                                      Name: Lisa L. Fleming
                                      Title: Senior Vice President, Law &
                                             Administration, Secretary

                                  HY I INVESTMENTS, L.L.C.

                                  By: /s/ Donald J. Liebentritt
                                     ------------------------------------
                                      Name: Donald J. Liebentritt
                                      Title: Vice President

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